As filed with the Securities and Exchange Commission on September 20, 1999

                        REGISTRATION NO. 333-87413

                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                     POST-EFFECTIVE AMENDMENT NO. 1
                                  TO
                               FORM S-8
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933

                        OHIO CASUALTY CORPORATION
        (Exact name of Registrant as specified in its charter)

              OHIO                                 31-0783294
(State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)               Identification No.)

                             9450 Seward Road
                            Fairfield OH 45014
        (Address, including zip code, of principal executive offices)


    Ohio Casualty Corporation 2002 Broad-Based Employee Stock Option Plan
                        (Full title of the Plan)


                              Debra K. Crane
           Senior Vice President, General Counsel and Secretary
                     Ohio Casualty Corporation
                             9450 Seward Road
                            Fairfield OH 45014
                              (513) 603-2400
        (Name, address, and telephone number, including area code, of agent for service)





                                EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement No. 333-87413 is being filed by Ohio Casualty Corporation (the "Registrant") to deregister under the Securities Act of 1933, as amended (the "Securities Act"), the 242,400 shares that were originally registered on this Registration Statement but were not sold.

                                SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Ohio, on the 19th day of May, 2005.



                                      OHIO CASUALTY CORPORATION



                                   By: /s/  Debra K. Crane
					____________________________
                                              Debra K. Crane
                                       Senior Vice President, General Counsel
                                           and Secretary




Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the following page by the persons and in the capacities and on the dates indicated:





Signature                               Title                   Date


/s/ Dan R. Carmichael
----------------------
Dan R. Carmichael               President and Chief              *
                                Executive Officer;
                                  Director


/s/ Michael A. Winner
----------------------
Michael A. Winner               Chief Financial Officer          *



/s/ Terrence J. Baehr
----------------------
Terrence J. Baehr               Director                         *



/s/ Jack E. Brown
------------------
Jack E. Brown                   Director                         *



/s/ Catherine E. Dolan
-----------------------
Catherine E. Dolan              Director                         *



/s/ Philip G. Heasley
---------------------
Philip G. Heasley               Director                         *

/s/ Ralph S. Michael III
------------------------
Ralph S. Michael III            Director                         *



/s/ Robert A. Oakley
--------------------
Robert A. Oakley                Director                         *



/s/ Stanley N. Pontius
----------------------
Stanley N. Pontius              Lead Director                    *



/s/ Jan H. Suwinski
-------------------
Jan H. Suwinski                 Director                         *



/s/ Michael L. Wright
---------------------
Michael L. Wright               Director                         *






  *  Dated May 19, 2005